TAUBER & BALSER, P.C.
                          Certified Public Accountants
                           3340 Peachtree Road, N.E.
                                   Suite 250
                               Atlanta, GA 30326

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the amended Registration Statement on Form S-B2 of our report dated February 12, 1999, relating to the financial statements of Log On America, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Tauber & Balser, P.C.
Tauber & Balser, P.C.

Atlanta, Georgia
April 8, 1999